UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 15, 2023

(Date of earliest event reported)

HFactor, Inc.

(Exact name of registrant as specified in its charter)

Georgia	000-1144546	58-2634747
(State of Incorporation)	(Commission File Number)	(IRS EIN)

244 Madison Ave, #1249

New York, NY 10016

(Address of principal executive offices)

(929) 930-3969

(Registrant’s telephone number, including area code)

(Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Class	Trading Symbol(s)	Name of each exchange on which registered/
HFactor, Inc. Common Stock	HWTR	OTC Markets: PINK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Appointment of Certain Officers.

Effective August 15, 2023, the Board of Directors appointed Chi Hua (Mike) Lee to serve as its Chief Operating Officer.

Chi Hua (Mike) Lee (40) is a Taiwanese born American. As the only English-speaking member of his family, he began working for the family food service business at twelve years of age. Professionally, Mr. Lee has been self-employed for most of his career. During the five years leading up to his appointment with HFactor, he invested in and managed his own real estate portfolio by buying, renovating, and selling properties. As the newly appointed COO of the Company, he has been tasked with driving more efficient, streamlined operations in an effort to maximize future growth opportunities.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2023	HFactor, Inc. By: /s/ Dawn Cames Dawn Cames, Principal Executive Officer

2